LIMITED POWER OF ATTORNEY FOR SECTION 16(a) REPORTING

       KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Scott Siamas, Sarah Dale,
 Ryan Guerrero, Katherine Huynh,
 Connor Gibbs, and Andrew Leeds,
 and each of them, as the undersigned's true and lawful attorney-in-fact (the "Attorney-in-Fact"), with full power of substitution and resubstitution, with the power to act alone for the undersigned and in the undersigned's name, place and stead, in any and all capacities to:

1. obtain credentials (including codes or passwords) enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission (the "SEC"), including as necessary to prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC a Form ID, including amendments thereto, and any other document necessary or appropriate to obtain codes or passwords enabling the undersigned to make electronic filings with the SEC via the Electronic Data Gathering and Retrieval ("EDGAR") system of reports required by the Securities Exchange Act of 1934, as amended
 (the "Exchange Act") or any rule or regulation of the SEC;

2. act as an account administrator for the undersigned's EDGAR account, including
 (i) appointing, removing and replacing
 account administrators, technical
 administrators, account users, and delegated entities;
 (ii) maintaining the security of the
 undersigned's EDGAR account,
 including modification of access codes;
(iii) maintaining, modifying and
 certifying the accuracy of information
 on the undersigned's
EDGAR account dashboard and performing annual confirmation thereof;
 and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

3. prepare, execute and file with the SEC, any national securities exchange or securities quotation system and Salesforce, Inc. (the "Company") any and all reports
 (including any amendment thereto) of the undersigned required or considered advisable under Section 16(a) of the Exchange Act and the rules and regulations thereunder, with respect to the equity securities of the Company, including Form ID and Forms 3, 4 and 5;

4. obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; and

5. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact's sole discretion.

       The undersigned acknowledges that:

6. this Limited Power of Attorney authorizes, but does not require, the
 Attorney-in-Fact to act at his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

7. any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

8. neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

9. this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under
 Section 16 of the Exchange Act, including, without, limitation, the reporting requirements under Section 16(a) of the Exchange Act.

       The undersigned hereby grants to the
 Attorney-in-Fact full power and
 authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney.

       This Limited Power of Attorney shall remain in full force and effect until
 (a) the undersigned is no longer required to file
 Forms 4 or 5 with respect
to the undersigned's transactions in equity securities of the Company,
 (b) revocation by the undersigned in a signed writing delivered to the
 Attorney-in-Fact, or (c) as to any Attorney-in-Fact individually, until such Attorney-in-Fact is no longer employed by the Company or its subsidiaries.

       This Limited Power of Attorney shall be governed and construed in accordance the laws of the State of California without regard to conflict-of-law principles.

       IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of June 15, 2026.



Signature: /s/ Guy Wanger

Print Name: Guy Wanger